UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2021
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Brigham Minerals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38870	83-1106283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5914 W. Courtyard Drive,	Suite 200
Austin,	TX	78730
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:	(512)	220-6350
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01	MNRL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 23, 2021, Harold D. Carter notified the Company that he will not stand for re-election as a member of the Board of Directors of the Company at the 2021 Annual Meeting of Stockholders, which will be held on May 26, 2021. Mr. Carter’s service as a director will end effective as of the end of the 2021 Annual Meeting of Stockholders. Mr. Carter’s retirement is not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 23, 2021 the Board of Directors of the Company approved amendments to (i) the Company’s Corporate Code of Business Conduct and Ethics (the “Code of Ethics”) to clarify the circumstances in which a conflict of interest may arise and to implement certain other stylistic, technical and administrative changes and (ii) the Company’s Financial Code of Ethics (the “Financial Code of Ethics”) to implement certain stylistic, technical and administrative changes.
The foregoing description of the amendments to the Code of Ethics and the Financial Code of Ethics is qualified in its entirety by reference to the full text of the Code of Ethics and the Financial Code of Ethics, which are available for review or download in the Governance section of the Company’s website, www.investors.brighamminerals.com.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHAM MINERALS, INC.
Date:	March 29, 2021
		By:	/s/ Kari A. Potts
		Name:	Kari A. Potts
		Title:	Vice President, General Counsel and Corporate Secretary